                         CONECTIV ENERGY HOLDING COMPANY          Item 6(b) FS-3
                      PRO FORMA CONSOLIDATED BALANCE SHEETS       Page 1 of 1
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                         ACTUAL                                   PRO FORMA
                                                                        JUNE 30,                                  JUNE 30,
                                                                          2001                ADJUSTMENTS           2001
                                                                        --------              -----------         ---------
ASSETS

CURRENT ASSETS
     Cash and cash equivalents                                             *                  $1,500,000 (1)          *
     Accounts receivable, net of allowance of $2,207                       *                                          *
     Accounts receivable from affiliated companies                         *                                          *
     Inventories, at average cost                                          *                                          *
                                                                                              ----------
                                                                           *                   1,500,000              *
                                                                                              ----------

INVESTMENT IN ELECTRIC CO-GENERATION PROJECT                               *                                          *
                                                                                              ----------

PROPERTY, PLANT AND EQUIPMENT
     Electric generation plant                                             *                                          *
     Other property, plant, and equipment                                  *                                          *
                                                                                              ----------
                                                                           *                                          *
     Less: Accumulated depreciation                                        *                                          *
                                                                                              ----------
     Net plant in service                                                  *                                          *
     Construction work-in-progress                                         *                                          *
     Goodwill, net                                                         *                                          *
                                                                                              ----------
                                                                           *                                          *
                                                                                              ----------

DEFERRED CHARGES AND OTHER ASSETS
     Costs of developing sites for electric generation                     *                                          *
     Other                                                                 *                                          *
                                                                                              ----------
                                                                           *                                          *
                                                                                              ----------
TOTAL ASSETS                                                               *                  $1,500,000              *
                                                                                              ==========

CAPITALIZATION AND LIABILITIES

CURRENT LIABILITIES
     Short-term debt                                                       *                  $1,000,000 (1)          *
     Borrowings from Conectiv money pool                                   *                                          *
     Note payable to Conectiv                                              *                                          *
     Accounts payable                                                      *                                          *
     Taxes accrued                                                         *                                          *
     Interest accrued                                                      *                                          *
     Other                                                                 *                                          *
                                                                                              ----------
                                                                           *                   1,000,000              *
                                                                                              ----------

DEFERRED CREDITS AND OTHER LIABILITIES
     Deferred income taxes, net                                            *                                          *
     Deferred investment tax credits                                       *                                          *
     Derivative instruments                                                *                                          *
     Other                                                                 *                                          *
                                                                                              ----------
                                                                           *                                          *
                                                                                              ----------

LONG-TERM DEBT                                                             *                     500,000 (1)          *
                                                                                              ----------

COMMON STOCKHOLDER'S EQUITY
     Common stock: $1.00 per share par value; 1,000 shares
        authorized and outstanding                                         *                                          *
     Additional paid-in capital                                            *                                          *
     Retained earnings                                                     *                                          *
     Accumulated other comprehensive income                                *                                          *
                                                                                              ----------
        Total common stockholder's equity                                  *                                          *
                                                                                              ----------


                                                                                              ----------
TOTAL CAPITALIZATION AND LIABILITIES                                       *                  $1,500,000              *
                                                                                              ==========

See the following notes to Pro Forma Consolidated Conectiv Energy Holding Company financial statements.

* FILED UNDER REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 104(b) OF THE ACT